Exhibit 99.1





FOR:              AMREP Corporation
                  212 Carnegie Center, Suite 302
                  Princeton, New Jersey 08540

CONTACT:          Peter M. Pizza
                  Vice President and
                  Chief Financial Officer
                  (609) 716-8210

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               AMREP REPORTS THIRD QUARTER AND NINE MONTH RESULTS

Princeton, New Jersey -- March 9, 2006 - AMREP Corporation (NYSE:AXR) today reported net income of $5,241,000, or $0.79 per share, for its fiscal 2006 third quarter ended January 31, 2006, compared to net income of $2,561,000, or $0.39 per share, in the third quarter of the prior fiscal year. Results for the third quarter of 2006 were entirely from continuing operations, while the prior year's results included net income from discontinued operations of $50,000, or $0.01 per share. Revenues were $35,589,000 in the third quarter this year versus $31,486,000 in the third quarter of fiscal 2005.

For the first nine months of fiscal 2006, the Company reported net income of $15,661,000, or $2.36 per share, compared to net income of $10,782,000, or $1.63 per share, in the same period last year. This consisted of net income from continuing operations of $12,105,000, or $1.83 per share, and net income from discontinued operations of $3,556,000, or $0.53 per share, in 2006 versus net income from continuing operations of $10,822,000, or $1.64 per share, and a loss from discontinued operations of $40,000, or $0.01 per share, in the same period last year. Revenues were $100,450,000 in the first nine months this year versus $98,354,000 in the same period of fiscal 2005.

Net income from discontinued operations in the first nine months of fiscal 2006 reflects the gain from the disposition of the primary assets of the Company's El Dorado, New Mexico water utility subsidiary, which were taken through condemnation proceedings. Financial information for operations of this subsidiary for periods prior to the disposal has been reclassified to conform to this presentation.

Revenues from land sales at the Company's AMREP Southwest subsidiary increased from $6,996,000 and $24,482,000 in the three and nine month periods ended January 31, 2005 to $12,621,000 and $31,680,000 in the same periods of the current year. This improvement was the result of increased sales of both developed and undeveloped residential lots and commercial properties in the Company's principal market of Rio Rancho, New Mexico in fiscal 2006, due in part to increased available developed lot inventory in residential areas as well as the continuing strength of the Rio Rancho real estate market. The gross profit on land sales was 48% for each of the three month periods ended January 31, 2006 and 2005, but decreased from 55% for the nine month period ended January 31, 2005 to 47% for the nine month period ended January 31, 2006 because a higher proportion of developed lots, which generally have lower gross profit margins than undeveloped lots, were sold in the current year. As a result of the increased land sales and gross profit contributions in the current year, the pretax profit contribution from real estate operations improved significantly in the three and nine month periods ended January 31, 2006 compared to the prior year. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's Kable Media Services, Inc. subsidiary decreased from $24,126,000 and $72,875,000 in the three and nine month periods ended January 31, 2005 to $22,449,000 and $67,299,000 in the same periods of the current year. These revenue declines were principally caused by the continuing effect of customer losses at Kable's Colorado fulfillment services business that occurred in earlier periods resulting in 9% and 10% revenue decreases in the Fulfillment Services segment in these periods. These decreases were partly offset by 5% and 7% revenue increases in Newsstand Distribution Services in these periods, primarily resulting from the acquisition of distribution contracts in the third quarter of fiscal 2005. Kable's net revenue decline was offset in part by operating cost reductions, mostly associated with decreased variable payroll and benefit costs within the Fulfillment Services segment, of 7% and 6% for the third quarter and first nine months 2006 compared to the same periods of 2005. As a result of all of these factors, the pretax profit contribution from Fulfillment Services decreased in both the third quarter and first nine months of 2006 compared to 2005, while the pretax profit contribution from Newsstand Distribution Services increased in both these periods.

The Company's effective tax rate from continuing operations was 17% for the third quarter of 2006 compared to 37% for the same period last year. The lower effective tax rate in this year's third quarter is primarily attributable to an increase in the estimated benefit of a second quarter charitable contribution of land by the real estate business based upon an appraisal of the land that was concluded during the third quarter. The effective tax rate from continuing operations for the nine month periods ended January 31 was 26% in 2006 and 34% in 2005.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

                                      *****

                            (Financial Data Follows)

                                AMREP Corporation
                                and Subsidiaries
                              Financial Highlights

                                   (Unaudited)

                                             Three Months Ended January 31,
                                             ------------------------------
                                               2006                   2005
                                               ----                   ----
Revenues                                  $  35,589,000         $  31,486,000

Net income:
   Continuing operations                  $   5,241,000         $   2,511,000
   Discontinued operations                          -                  50,000
                                        ------------------    ------------------
                                          $   5,241,000         $   2,561,000
                                        ==================    ==================

Earnings per share - Basic and  Diluted:
   Continuing operations                  $        0.79         $       0.38
   Discontinued operations                         0.00                 0.01
                                        ------------------    ------------------
                                          $        0.79         $       0.39
                                        ==================    ==================

Weighted average number of common shares
outstanding                                   6,635,000            6,619,000
                                        ==================    ==================


                                             Nine Months Ended January 31,
                                             -----------------------------
                                               2006                   2005
                                               ----                   ----

Revenues                                  $ 100,450,000         $  98,354,000

Net income (loss):
   Continuing operations                  $  12,105,000         $  10,822,000
   Discontinued operations                    3,556,000               (40,000)
                                        ------------------    ------------------
                                          $  15,661,000         $  10,782,000
                                        ==================    ==================

Earnings (loss) per share - Basic and
Diluted:
    Continuing operations                 $        1.83         $        1.64
    Discontinued operations                        0.53                 (0.01)
                                        ------------------    ------------------
                                          $        2.36         $        1.63
                                        ==================    ==================

Weighted average number of common shares
outstanding                                   6,631,000             6,613,000
                                        ==================    ==================